Exhibit 10.25
DIVIDEND PAYMENT AGREEMENT
     THIS AGREEMENT, is made and entered into as of the 31st day of December 2008, by and between SoftBrands, Inc., a Delaware corporation (“SoftBrands”), ABRY Mezzanine Partners, L.P. (“ABRY”) and Capital Resource Partners IV, L.P. (“CRP” and together with ABRY, the “Holders”).
     WHEREAS, the Holders hold all (100%) of the shares of the outstanding Series C-1 Convertible Preferred Stock (“Series C-1 Stock”) and Series D Convertible Preferred Stock (“Series D Stock”) of SoftBrands;
     WHEREAS, the Series C-1 Stock and Series D Stock require SoftBrands to pay cash dividends equal to 8% per annum of their Liquidation Value semi-annually on the last day of December and June of each year and the dividends due on each of December 31, 2008 and June 30, 2009 on such stock would aggregate $981,333 for December 31, 2008 and $965,333 for June 30, 2009; and
     WHEREAS, SoftBrands desires to conserve cash during the current economic downturn and both of the Holders are willing to accept the dividends due on December 31, 2008 by delivery of shares of SoftBrands common stock, $.01 par value (the “Common Stock”) having a value, based on the average closing price of such common stock during the thirty calendar days preceding such date, equal to the cash dividend, provided that they both also have the option, but not the obligation, to elect to receive the dividend due June 30, 2009 on the same basis.
     NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:
     1. December 31, 2008 Dividend. Notwithstanding Section 2A of the Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of SoftBrands, Inc. (the “C-1 Designations”) and Section 2A of the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of SoftBrands, Inc. (the “D Designations”), each of the Holders hereby accepts, in payment in full of the dividend due under the C-1 Designations and the D Designations at December 31, 2008, and in lieu of the cash dividend due on such date, the number of shares of Common Stock (the “12/31 Shares”) of SoftBrands equal to the cash dividend otherwise payable to each Holder on such date as set forth on the attached Exhibit A, divided by the average closing price of the Common Stock as reported on the NYSE AlterNext (the “Trading Market”) for the thirty calendar days ended on, and including, December 30, 2008 (the “Purchase Price”). SoftBrands agrees to issue, and is issuing simultaneous herewith by instruction to its transfer agent, certificates representing the 12/31 Shares, such certificates to be promptly delivered to the Holders by the transfer agent at the addresses set forth under Section 5.1, below. The Holders agree that all obligations of SoftBrands with respect to the dividend due under the C-1 Designations and D Designations with respect to their Series C-1 Stock and Series D Stock shall be satisfied by issuance of the 12/31 Shares and that SoftBrands shall be in full compliance with any covenant or agreement contained in the Series C Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 17, 2005, as amended by the First Amendment, Waiver and Consent to Series C Convertible Preferred Stock and Warrant Purchase Agreement dated August 14, 2006 (as amended, the “Series C-1 Agreement”), and the Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 14, 2006 (the “Series D Agreement”), with respect to dividend payments through December 31, 2008.
     2. June 30, 2009 Dividend. SoftBrands agrees that, provided that they continue to hold all of their Series C-1 Stock and Series D Stock at all times through June 30, 2009, either or both of the Holders may, but shall not be obligated to, elect to receive the cash dividend due with respect to the Series C-1 Stock and Series D Stock on June 30, 2009 by delivery of the number of shares of Common Stock (the

“6/30 Shares” and together with the 12/31 Shares, the “Shares”) equal to amount of the dividend to be so paid to such holder, as set forth on the attached Exhibit A, divided by the Purchase Price. Each Holder may exercise such election with respect to all, but not less than all, of the Series C-1 and Series D Stock that such Holder holds by notifying SoftBrands in writing prior to 5:00 p.m. Central Time on May 15, 2009. To the extent a Holder so elects, SoftBrands shall promptly issue on June 30, 2009 by instruction to its transfer agent for delivery to ABRY or CRP, or both of them, the 6/30 Shares, and upon such issuance, the cash dividend due under the C-1 Designations and the D Designations at December 31, 2008, with respect to the electing Holder shall be deemed paid in full, and SoftBrands shall be deemed in compliance under the Series C-1 Agreement and Series D Agreement with respect to the payment of such dividend.
     3. Private Placement. The Holders acknowledge that the 12/31 Shares are being, and any of the 6/30 Shares will be, issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and under state securities laws. Each Holder represents and warrants to SoftBrands that: (i) the Holder is an “accredited investor” as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Shares, (ii) the Holder has received and reviewed the reports filed by SoftBrands with the Securities and Exchange Commission (the “SEC”), including, without limitation, the risks relating to SoftBrands described in SoftBrands’s annual report on Form 10-K for the year ended September 30, 2008, and has requested, received, reviewed and considered all other information it deemed relevant in making an informed decision to purchase the Shares; (iii) the Holder understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the Shares in the ordinary course of its business and for its own account for investment only, and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Holder’s right to sell Shares pursuant to the Registration Statement (as defined below) or otherwise); and (iv) the Holder will not, directly or indirectly, offer, sell or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder. Each Holder acknowledges and agrees that any certificates representing the Shares will be imprinted with the following restrictive legend:
THESE SECURITIES HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
     4. Registration Rights.
          4.1 Registration Procedures and Expenses. Softbrands:
          (a) shall, subject to receipt of necessary information from the Holders, prepare and file with the Securities and Exchange Commission (“SEC”) as promptly as possible, and in any event prior to July 15, 2009 (the “Filing Date”), a Registration Statement on Form S-3 (the “Registration Statement”), to enable the resale of any Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) by the Holders on a continuous basis pursuant to Rule 415 of the Securities Act;
          (b) shall use its best efforts, subject to receipt of necessary information from the Holders, to cause the Registration Statement to become effective as soon as practicable, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;
          (c) shall use its best efforts to (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement current and effective for a period (the “Effectiveness Period”) ending on the earlier of (A) the second anniversary of the Filing Date, or (B) the date on which the (x) Holders may sell Registrable Securities pursuant Rule 144(b)(ii) under the Securities Act or any successor rule (“Rule 144”) or (y) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144; (ii) notify each Holder promptly upon the Registration Statement, and each post-effective amendment thereto, being declared effective by the SEC; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;
          (d) shall bear all expenses of SoftBrands and the Holders incident to the performance of or compliance with the registration rights contained in Section 4 of this Agreement by SoftBrands and the Holders, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for SoftBrands, (e) fees and expenses of all other persons retained by SoftBrands in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by SoftBrands to the Trading Market; and (g) the fees and expenses of one legal counsel retained by the Holdersin connection the registration and sale of Registrable Securities pursuant hereto, but excluding any underwriting or brokerage fees or commissions;
          (e) shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Holder’s Registrable Securities may be resold pursuant to Rule 144(b)(ii) or any other rule of similar effect or (B) such date as all of the Holder’s Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of SoftBrands under the Securities Act and under the Exchange Act; and (iii) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (A) a written statement by SoftBrands that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of SoftBrands’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

          (f) shall not, and shall use its best efforts to ensure that no Affiliate of SoftBrands shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Registrable Securities in a manner that would require the registration under the Securities Act of the sale of the Registrable Securities to the Holders or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market;
          (g) shall notify the Holders of Registrable Securities to be sold as promptly as reasonably possible, and (if requested by any such person) of any of the following events: (i) the SEC notifies SoftBrands whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement (in which case SoftBrands shall deliver to each Holder a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (vi) SoftBrands receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (h) shall furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules promptly after the filing of such documents with the SEC, and to the extent requested by such person all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference);
          (i) shall promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request. Subject to the provisions of this Agreement, including provisions related to any Suspension (as hereafter defined), SoftBrands hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;
          (j) shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all reasonable steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Holders evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market;
          (k) shall, prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and respective Holder Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United

States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; provided, however, that SoftBrands shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
          (l) shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;
          (m) shall, upon the occurrence of any event described in Section 4.1(g)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
          (n) shall cooperate with any due diligence investigation undertaken by the Holders in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that SoftBrands will not deliver or make available to any Holder material, nonpublic information unless such Holder specifically requests in advance to receive material, nonpublic information in writing.
          4.2 Transfer of Registrable Securities After Registration; Suspension.
          (a) Each Holder agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, as contemplated in the Registration Statement and as described below, and that it will promptly notify SoftBrands of any material changes in the information set forth in the Registration Statement regarding the Holder or its plan of distribution.
          (b) Subject to paragraph (c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by SoftBrands of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Holders will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the

Holders are advised in writing by SoftBrands that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, SoftBrands will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of notice of a Suspension to the Holders; provided, however, that in the event of a Suspension pursuant to this Section 4.2(b), clause (iv) that would require, in the good faith judgment of SoftBrands’s Board of Directors, premature disclosure of material, nonpublic information concerning SoftBrands, its business or prospects or any proposed material transaction concerning SoftBrands that would be materially adverse to SoftBrands, its business or prospects or such material transaction, or would make the successful consummation of such material transaction significantly less likely, the Suspension may be for a period of not more than 120 trading days.
          (c) If a Suspension is not then in effect, and subject to any limitations otherwise applicable to Holder, the Holder may sell Registrable Securities under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements.
          (d) In the event of a sale of Registrable Securities by the Holder, unless such requirement is waived by SoftBrands in writing, the Holder must also deliver to SoftBrands’s transfer agent, with a copy to SoftBrands, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit D, so that the Registrable Securities may be properly transferred.
          4.3 Indemnification.
          (a) Indemnification by SoftBrands. SoftBrands shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses (collectively “Losses”) arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to SoftBrands by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of any Suspension, the use by such Holder of an outdated or defective Prospectus after SoftBrands has provided the Holder notice of a Suspension and prior to the receipt by such Holder in writing by SoftBrands advising such Holder that the use of the applicable Prospectus may be resumed. SoftBrands shall notify the Holders promptly of the institution, threat or assertion of any proceeding of which SoftBrands is aware in connection with the transactions contemplated by this Agreement.

          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless SoftBrands, its directors, officers, agents and employees, each person who controls SoftBrands (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to SoftBrands specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to SoftBrands by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of a Suspension, the use by such Holder of an outdated or defective Prospectus after SoftBrands has provided the Holder with a Suspension Notice and prior to the receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, or until it is advised in writing by SoftBrands that the use of the applicable Prospectus may be resumed. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Conduct of Indemnification proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification that would otherwise be available under Section 4.3(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.3(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.3(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount of the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     5. Miscellaneous
     5.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the Business Day received, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, (iv) if delivered by facsimile, upon electric confirmation of receipt; and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a)	if to SoftBrands, to: SoftBrands, Inc. 800 LaSalle Ave. Suite 2100 Minneapolis, MN 55402 Attention: Gregg Waldon Chief Financial Officer Facsimile: Telephone: 612-851-1805

(b)	if to ABRY: ABRY Mezzanine Partners, L.P. 111 Huntington Avenue 30th Floor Boston, MA 02199 Attention: John Hunt Facsimile: (617) 859-8797

(c)	If to CRP: Capital Resource Partners IV, L.P. c/o Capital Resource Partners 200 State Street 13th Floor Boston, Massachusetts 02109 Attention: Andrew Silverman Facsimile Number: (617) 723-9819
     5.2 Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by SoftBrands and each Holder. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.
     5.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     5.4 Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     5.5 Governing Law; Venue; Waiver Of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA. SOFTBRANDS AND

INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF MINNEAPOLIS FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY SOFTBRANDS OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY SOFTBRANDS OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. SOFTBRANDS AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.
     5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties to this Agreement.
     5.8 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder. Nothing contained herein or this Agreement, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with making its investment hereunder and that no other Holder will be acting as agent of such Holder in connection with monitoring its investment hereunder. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

           IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Dividend Payment Agreement as of the date first above written.

SOFTBRANDS, INC.
By:
Name:
Title:

ABRY MEZZANINE PARTNERS, L.P.
By:	ABRY MEZZANINE INVESTORS, L.P.,
Its General Partner

By:	ABRY MEZZANINE HOLDINGS LLC,
Its General Partner

By:
Name:
Title:

CAPITAL RESOURCE PARTNERS IV, L.P.,
By:	CRP PARTNERS IV, L.L.C.,
its General Partner

By:
Name:
	Title:	Managing Member

EXHIBIT A
(amounts in dollars ($))

	Series C		Series D		Total
	ABRY	CRP	ABRY	CRP	ABRY	CRP	Combined
July-2008	103,333	20,667	34,444	6,889	137,778	27,556	165,333
August-2008	103,333	20,667	34,444	6,889	137,778	27,556	165,333
September-2008	100,000	20,000	33,333	6,667	133,333	26,667	160,000
October-2008	103,333	20,667	34,444	6,889	137,778	27,556	165,333
November-2008	100,000	20,000	33,333	6,667	133,333	26,667	160,000
December-2008	103,333	20,667	34,444	6,889	137,778	27,556	165,333

Payable 12/31/08	613,333	122,667	204,444	40,889	817,778	163,556	981,333

January-2009	103,333	20,667	34,444	6,889	137,778	27,556	165,333
February-2009	93,333	18,667	31,111	6,222	124,444	24,889	149,333
March-2009	103,333	20,667	34,444	6,889	137,778	27,556	165,333
April-2009	100,000	20,000	33,333	6,667	133,333	26,667	160,000
May-2009	103,333	20,667	34,444	6,889	137,778	27,556	165,333
June-2009	100,000	20,000	33,333	6,667	133,333	26,667	160,000

Payable 6/30/08	603,333	120,667	201,111	40,222	804,444	160,889	965,333